UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

As previously reported, on August 24, 2016 Exterran Corporation (“Exterran” or the “Company”) entered into that certain Third Amendment, Consent and Waiver to Amended and Restated Credit Agreement (the “Third Amendment”) by and among Exterran Energy Solutions, L.P. (“EESLP”), the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Third Amendment waived and modified certain provisions under the Amended and Restated Credit Agreement, dated as of October 5, 2015 (the “Credit Agreement”), as a result of the need for the Company to restate its previously issued financial statements, as previously reported.

Under the Third Amendment, the lenders extended the waivers previously granted under that certain Second Amendment, Consent and Waiver to Amended and Restated Credit Agreement and First Amendment to Guaranty and Collateral Agreement (the “Second Amendment”) dated as of June 17, 2016, by and among EESLP, the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, to November 30, 2016 unless on or prior to that date, the Company delivered the Financial Information Deliverables (as defined in the Third Amendment), and further extended to no later than November 30, 2016 the deadline by which the Company was required to deliver to the lenders its quarterly report for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 to be filed with the Securities and Exchange Commission (“SEC”) and the related respective compliance certificates demonstrating compliance with the financial covenants set forth in the Credit Agreement. In addition to certain other amendments to the Credit Agreement, the Third Amendment amended the definition of ‘EBITDA’ to allow adjustments for certain Restructuring Costs and Restatement Costs (in each case as defined in the Third Amendment) to the extent such costs were incurred during the years ending December 31, 2016 and 2017.

On November 22, 2016, the Company entered into that certain Fourth Amendment, Consent and Waiver to Amended and Restated Credit Agreement (the “Fourth Amendment”) by and among EESLP, the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. Under the Fourth Amendment, the lenders extended the waivers previously granted under the Third Amendment to February 28, 2017 unless on or prior to that date, the Company delivers the Financial Information Deliverables (as defined in the Fourth Amendment), and further extended to no later than February 28, 2017 the deadline by which the Company is required to deliver to the lenders its quarterly report for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 to be filed with the SEC and the related respective compliance certificates demonstrating compliance with the financial covenants set forth in the Credit Agreement.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Additionally, as previously reported, on May 24, 2016 the New York Stock Exchange (“NYSE”) notified the Company of its non-compliance with the NYSE’s continued listing requirements under its timely filing criteria, and that under applicable NYSE Rules the Company had six months in which to regain compliance with these requirements. On November 18, 2016, the Company received a notice from the NYSE granting an extension through January 31, 2017 for the Company to regain compliance with the applicable timely filing criteria. The NYSE will continue its ongoing review of the Company while the Company works to regain compliance with these requirements. If the Company fails to file its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 on or before January 31, 2017, the NYSE may at its discretion and depending on the circumstances grant an extension of up to three additional months for the Company to regain compliance or commence proceedings to delist the Company’s common stock.

On November 22, 2016, Exterran issued a press release relating to the matters described in Item 1.01 and 7.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, such information shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referred to in any such filings.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment, Consent and Waiver, dated November 22, 2016, to Amended and Restated Credit Agreement by and among Exterran Energy Solutions, L.P., Exterran Corporation, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

99.1	Press release of Exterran Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ David A. Barta
David A. Barta
Senior Vice President
Date: November 22, 2016

Exhibit Index

Exhibit No.	Description
10.1
Fourth Amendment, Consent and Waiver, dated November 22, 2016, to Amended and Restated Credit Agreement by and among Exterran Energy Solutions, L.P., Exterran Corporation, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

99.1	Press release of Exterran Corporation

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